AMENDMENT ONE

EFFECTIVE OCTOBER 1, 2006

THE PARTICIPATION AGREEMENT, made and entered into as of the 1st day of September, 2005 by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), ROYCE CAPITAL FUND and ROYCE & ASSOCIATES, LLC is amended as follows:

  Sun Life Insurance and Annuity Company of New York is added as a party to the Agreement.

  Schedule B is deleted and replaced by the following:

SCHEDULE B

SEPARATE ACCOUNTS

Sun Life of Canada (U.S.) Separate Account G

Sun Life of Canada (U.S.) Separate Account H

Sun Life (N.Y.) Separate Account H

Sun Life (N.Y.) Separate Account J

13.9 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b) the Company's June 30th quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each semi-annual period:

(c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders and/or policyholders;

(d) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof;

(e) any other public report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

_________________________ on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
For the President By:______________________________ Name: John E. Coleman Title: Vice President Date:_____________________________	For the Secretary By:______________________________ Name: Susan Lazzo Title: Senior Counsel Date:_____________________________

By:

Name:

Title:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
For the President By:______________________________ Name: John E. Coleman Title: Vice President Date:_____________________________	For the Secretary By:______________________________ Name: Susan Lazzo Title: Senior Counsel Date:_____________________________

ROYCE & ASSOCIATES, LLC

By:

Name: John D. Diederich

Title: Chief Operating Officer

Date:

ROYCE CAPITAL FUND

By: _______________________________

Name: John D. Diederich

Title: Vice President

Date: